Exhibit 99.1

Investor Relations Contact:		Media Contact:
Terry Slavin		Meggan Powers
Director, Corp. Communications & IR		PR Manager
Cymer, Inc.		Cymer, Inc.

Tel:

(858) 385-5232

Tel:

(858) 385-6327

Fax:	(858) 385-6090	Fax:	(858) 385-6601

CYMER REPORTS FOURTH QUARTER AND 2004 OPERATING RESULTS

SAN DIEGO, Calif., January 25, 2005 - Cymer, Inc. (Nasdaq NM: CYMI), the world’s leading supplier of deep ultraviolet (DUV) light sources used in semiconductor manufacturing, today announced operating results for the fourth quarter and year ended December 31, 2004.  Among the highlights for the fourth quarter, revenue, gross margin and average selling prices (ASP) exceeded the ranges provided in the company’s guidance update on December 8, 2004.  Research and development (R&D) and selling, general and administrative expenses (SG&A) were higher than December guidance.

For the fourth quarter of 2004, net income totaled $8,384,000, equal to $0.22 per share (diluted), compared to net income of $1,674,000, equal to $0.04 per share (diluted), in the fourth quarter of 2003.  On a sequential basis, fourth quarter 2004 net income compared to net income of $15,421,000, equal to  $0.41 per share (diluted), in the third quarter of 2004.

Total revenue for the fourth quarter of 2004 was $99,592,000, a 38 percent increase over total revenue of $72,430,000 posted in the fourth quarter of 2003, and a sequential 7 percent decline from  $107,140,000 in total revenue in the third quarter of 2004.

For the year ended December 31, 2004, net income totaled $41,162,000, equal to earnings of $1.10 per share (diluted), compared to a net loss of $15,400,000, equal to a loss of $0.44 per share (diluted), posted in 2003.  Total revenue for 2004 rose to a record $389,560,000, a 47% increase over $265,873,000 in total revenue recorded in 2003.

Commenting on some of the highlights of the fourth quarter and full year, Bob Akins, Cymer’s chief executive officer, said, “We are pleased that fourth quarter 2004 total revenue was higher than anticipated, bolstered by a stronger than expected transition of our light source sales to argon fluoride (ArF), and to a higher level of consumables sales just before the end of the quarter.  Record shipments of our XLA Series light sources, our most advanced ArF products based on our dual-chamber Master Oscillator Power Amplifier (MOPA) technology, drove fourth quarter ASPs to higher than anticipated levels.    Total revenue reached a record level for the year, as did revenue for consumables, spare parts and service.

“We recognized revenue on 70 light sources in the fourth quarter of 2004 compared to 86 light sources in the third quarter of 2004,” Akins continued.  “Cymer installed 65 new light sources in the fourth quarter.  We estimate that Cymer’s rolling four-quarter share of light sources installed at chipmakers as of December 31 was 82 percent.  Going forward, we expect 300mm ArF technology buys to comprise a more significant fraction of total market demand, which plays well to our competitive strength and should have a beneficial effect on our share beginning in the second quarter of 2005.”

“In the fourth quarter, sales of technology driven ArF light sources rose substantially to 46 percent of unit shipments, and sales of capacity driven krypton fluoride (KrF) light sources made up 54 percent of unit shipments,” Akins noted.  “With the fourth quarter product mix shifting more toward ArF products, which carry higher selling prices, our ASP increased more than anticipated, on a currency adjusted basis, to $957,000, 20 percent above the $798,000 ASP in the third quarter of 2004.  In the fourth quarter, our DUV light source utilization at chipmakers declined about 5 percent from the third quarter level, resulting in our non-systems product revenue, which consists of upgrades, consumables and spare parts and

-more-

CYMER REPORTS FOURTH QUARTER AND 2004 RESULTS Page 2 of 6

service, declining to $33,690,000, 14 percent below the third quarter.  For the full year, non-systems revenue reached $143,937,000, the highest level in Cymer’s history.”

Nancy Baker, Cymer’s chief financial officer, stated, “Product gross margin in the fourth quarter of 2004 exceeded our December guidance and came in at 40 percent compared to 47 percent in the third quarter of 2004. Two items had an impact on fourth quarter gross margin performance:  First, because we made the decision to reduce factory loading to work down our inventory, gross margin was negatively impacted by approximately eight margin points.  Second, this was offset by a two margin point improvement related to a Korean customs refund of approximately $2,300,000, recognized during the fourth quarter of 2004.

“Cymer reported operating income of $9,966,000, or 10 percent of revenue in the fourth quarter of 2004, compared to operating income of $22,093,000, or 21 percent of revenue, in the third quarter of 2004,” Baker continued.  “Fourth quarter 2004 bookings of $74,132,000 were 29 percent below third quarter 2004 bookings of $103,979,000.  The fourth quarter 2004 book-to-bill ratio was 0.74.  This 24% decline from our third quarter book-to-bill level of 0.97 is in line with the declines reported by many of our peers.  The 2004 fourth quarter-end backlog totaled $79,115,000, compared to the third quarter-end of $104,575,000.”

Cymer generated $15,528,000 in cash from operations in the fourth quarter of 2004 compared to $11,816,000 in the previous quarter, and generated $34,170,000 in cash from operations during 2004.  Cash and cash equivalents and short- and long-term investments totaled $374,673,000 at December 31, 2004.  Capital spending for the fourth quarter of 2004 totaled $4,901,000 compared to $6,444,000 in the third quarter of 2004.  Additionally, during the quarter Cymer sub-leased the second of two San Diego facilities vacated in 2003, and combined with the sub-leasing of the first facility during the third quarter of 2004, the company expects a quarterly reduction in SG&A costs of approximately $750,000 moving forward.

Corporate Outlook

Commenting on Cymer’s outlook, Akins noted, “Entering 2005, we are intensifying our management focus on improved asset management with particular emphasis on inventory management and turn rate, improving operating efficiency, and ensuring the competitiveness of our product offerings.  At this time, we continue to experience less than one quarter’s visibility on the order front.  Our current bookings and the conversations we are conducting with our customers indicate that, at least in the near term, we will be responding to orders heavily weighted toward the more advanced technology, playing to our competitive strength.  The timing for resumption of capacity demand remains uncertain.”

Baker commented, “In line with slower industry conditions, we believe it prudent to complete the consumables and spares field inventory correction we began in the fourth quarter of 2004.  In the first quarter of this year, we will aggressively work down our inventory again by 10 percent or more, which will negatively impact our gross margin due to lower factory loading.  This inventory reduction effort and improved inventory management coupled with other initiatives will help enable us to reach our goals in 2005 of generating significant amounts of cash and achieving higher returns on assets and invested capital.”

Based on information available at this time, Cymer is currently providing the following guidance for the first quarter of 2005, which includes effects associated with the inventory reduction:

•                  We currently estimate that total product revenue in the first quarter of 2005 will be down approximately 20 percent from fourth quarter 2004 revenue.

•                  We are forecasting that foreign currency adjusted ASPs will remain flat with the fourth quarter 2004 level of approximately $957,000.

•                  We expect that gross margin will be between 35 and 38 percent.

•                  We anticipate that R&D expenses in the first quarter will be between $14 million and $15 million.

•                  We expect SG&A expenses to be between $11.4 million and $11.9 million.

CYMER REPORTS FOURTH QUARTER AND 2004 RESULTS Page 3 of 6

•                  We currently estimate that Net Other Income and Expense will be at breakeven for the first quarter, excluding net effects of foreign currency exchange gains or losses.

•                  We estimate the annual effective tax rate for 2005 to be approximately 0 percent.  The tax rate is based on a conservative outlook for continued industry slowing in 2005, and incorporates tax benefits associated with Cymer’s foreign sales, manufacturing and research activities.  Given our lack of visibility for the full year 2005, combined with the continued expectation of significant tax benefits previously mentioned, we feel this is the most prudent estimate we can make at this time.

Beginning this quarter, Cymer will discontinue the practice of issuing regular mid-quarter guidance updates.

Cymer’s management will hold a conference call at 2:00 pm (PST) today, January 25, 2005, to discuss annual and fourth quarter 2004 results and first quarter 2005 guidance.  This press release may be accessed on the company’s Web site, and the call and accompanying slides may be accessed on the Investor Relations page of the company’s Web site, at www.cymer.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include, but are not limited to statements concerning expected technology buys and their impact on future market share and expected SG&A expense reductions and the statements under the caption “Corporate Outlook” above.  These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties.  In addition, statements regarding Cymer’s share of light sources installed at chipmakers, backlog and book-to-bill ratios should not be read as predictions or projections of future performance.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; the timing of customer orders, shipments and acceptances; delays or cancellations by customers of their orders; cyclicality in the market for semiconductor manufacturing equipment; the rate at which semiconductor manufacturers take delivery of photolithography tools from the company’s customers; the performance and market acceptance of the company’s new products or technologies; new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the company’s ability to secure adequate supplies of critical components for its advanced products; and the company’s ability to manage its expense levels and unanticipated expenses.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.

About Cymer

Cymer, Inc. is the world’s leading supplier of DUV illumination sources, the essential light source for DUV photolithography systems.  DUV lithography is a key enabling technology, which has allowed the semiconductor industry to meet the exacting specifications and manufacturing requirements for volume production of today’s advanced semiconductor chips.  Further information on Cymer may be obtained from the Company’s SEC filings, the Internet at www.cymer.com or by contacting the company directly.

Cymer, Inc.

	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2003	2004	2003	2004
Total revenues	$72,430,000	$99,592,000	$265,873,000	$389,560,000

Net income (loss)	$1,674,000	$8,384,000	$(15,400,000)	$41,162,000
Basic earnings (loss) per share	$0.05	$0.23	$(0.44)	$1.12
Diluted earnings (loss) per share	$0.04	$0.22	$(0.44)	$1.10
Weighted average common shares outstanding (diluted)	38,021,000	37,444,000	35,065,000	37,584,000

CYMER REPORTS FOURTH QUARTER AND 2004 RESULTS Page 4 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2003	2004	2003	2004
REVENUES:
Product sales	$72,430	$99,433	$265,816	$388,777
Other	—	159	57	783
Total revenues	72,430	99,592	265,873	389,560

COST AND EXPENSES:
Cost of product sales	44,749	59,606	187,679	217,869
Research and development	11,748	15,454	56,608	58,452
Sales and marketing	4,538	5,883	16,966	23,369
General and administrative	6,153	8,643	39,094	31,630
Amortization of intangibles	40	40	160	160
Gain on debt extinguishment	—	—	—	(911)

Total costs and expenses	67,228	89,626	300,507	330,569

OPERATING INCOME (LOSS)	5,202	9,966	(34,634)	58,991

OTHER INCOME (EXPENSE):
Foreign currency exchange gain - net	371	1,355	436	82
Interest and other income	1,964	2,179	8,928	8,079
Interest and other expense	(2,993)	(2,127)	(10,503)	(9,493)

Total other income (expense) - net	(658)	1,407	(1,139)	(1,332)

INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT) AND MINORITY INTEREST	4,544	11,373	(35,773)	57,659

INCOME TAX PROVISION (BENEFIT)	2,726	2,843	(21,464)	14,415
MINORITY INTEREST	(144)	(146)	(1,091)	(2,082)

NET INCOME (LOSS)	$1,674	$8,384	$(15,400)	$41,162

EARNINGS (LOSS) PER SHARE:

Basic earnings (loss) per share	$0.05	$0.23	$(0.44)	$1.12
Weighted average common shares outstanding-basic	36,053	36,919	35,065	36,758

Diluted earnings (loss) per share	$0.04	$0.22	$(0.44)	$1.10
Weighted average common shares outstanding-diluted	38,021	37,444	35,065	37,584

CYMER REPORTS FOURTH QUARTER AND 2004 RESULTS Page 5 of 6

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31,	December 31,
	2003	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$230,657	$201,021
Short-term investments	93,474	89,091
Accounts receivable - net	62,819	110,680
Inventories	93,012	107,107
Deferred income taxes	1,407	4,831
Prepaid expenses and other assets	5,513	5,726

Total current assets	486,882	518,456

PROPERTY AND EQUIPMENT - NET	128,849	123,548
LONG TERM INVESTMENTS	77,509	84,561
DEFERRED INCOME TAXES	80,711	64,068
GOODWILL - NET	7,647	8,358
INTANGIBLE ASSETS - NET	12,925	10,394
OTHER ASSETS	8,698	7,185

TOTAL ASSETS	$803,221	$816,570

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$19,099	$13,949
Accrued warranty and installation	26,486	28,546
Accrued payroll and benefits	7,196	16,284
Accrued patents, royalties and other fees	8,436	6,318
Foreign currency forward exchange contracts	6,401	1,901
Income taxes payable	16,473	11,205
Unearned income	753	6,152
Accrued and other current liabilities	4,192	3,751

Total current liabilities	89,036	88,106

Convertible subordinated notes	250,000	200,753
Other liabilities	5,660	7,282

Total liabilities	344,696	296,141

MINORITY INTEREST	5,195	5,989

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , issued and outstanding 36,345,000 and 36,993,000 shares	36	37
Additional paid-in capital	358,988	377,526
Unearned compensation	(146)	(16)
Accumulated other comprehensive loss	(5,734)	(4,455)
Retained earnings	100,186	141,348

Total stockholders’ equity	453,330	514,440

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$803,221	$816,570

CYMER REPORTS FOURTH QUARTER AND 2004 RESULTS Page 6 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the twelve months ended December 31
	2003	2004

OPERATING ACTIVITIES:
Net income (loss)	$(15,400)	$41,162
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on debt extinguishment	—	(911)
Depreciation and amortization	30,938	28,364
Non-cash stock based compensation	1,359	345
Amortization of unearned compensation	737	130
Minority interest	1,091	2,082
Provision for deferred income taxes	(1,305)	(1,116)
Loss on disposal or impairment of property and equipment	18,106	131
Change in assets and liabilities:
Accounts receivable - net	(10,478)	(47,861)
Foreign currency forward exchange contracts	1,749	(679)
Inventories	7,107	(14,095)
Prepaid expenses and other assets	59	(884)
Accounts payable	(7,400)	(5,150)
Accrued and other liabilities	(8,092)	21,725
Income taxes payable	(22,066)	10,927
Net cash provided by (used in) operating activities	(3,595)	34,170

INVESTING ACTIVITIES:
Acquisition of property and equipment	(62,783)	(19,485)
Purchases of investments	(107,749)	(215,365)
Proceeds from sold or matured investments	165,527	209,862
Acquisition of patents	—	(5,990)
Acquisition of minority interest	(180)	(2,000)
Net cash used in investing activities	(5,185)	(32,978)

FINANCING ACTIVITIES:
Net borrowings under revolving loan and security agreements	(6,667)	—
Proceeds from issuance of common stock	48,157	15,446
Redemption of convertible subordinated notes	—	(47,407)
Payments on capital lease obligations	(50)	(48)
Net cash provided by (used in) financing activities	41,440	(32,009)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,354	1,181

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	34,014	(29,636)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	196,643	230,657
CASH AND CASH EQUIVALENTS AT END OF THE YEAR	$230,657	$201,021

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$9,004	$9,033
Income taxes paid, net	$1,325	$3,347

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Reversal of unearned compensation related to cancelled stock options previously issued for the ACX acquisition	$1,475	$—
Intangible assets included in accrued liabilities	$5,990	$—
Reversal of deferred tax asset valuation allowance against goodwill	$2,950	$—

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